                                                                      EXHIBIT 11
                                EAGLE FINANCE CORP.

                     COMPUTATION OF NET INCOME (LOSS) PER SHARE



                                                                     YEARS ENDED DECEMBER 31
                                                            1997               1996               1995
                                                       --------------      -------------      -------------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME DATA:
1.   Net income (loss) as reported                     $    (12,703)       $    (5,349)        $    325
2.   Pro forma income taxes                                 --                   --                  --
                                                       --------------     -------------       -------------
3.   Pro forma net income (loss)                       $    (12,703)       $    (5,349)        $    325
                                                       --------------     -------------       -------------
                                                       --------------     -------------       -------------

NUMBER OF OUTSTANDING SHARES:
4.   Weighted average common shares
          outstanding                                         4,204              4,189            4,183
5.   Weighted average shares of treasury
          stock outstanding                                 --                  --                  --
6.   Weighted average shares reserved for
          stock options (utilizing the treasury
          stock method)                                     --                  --                  127
7.   Common shares outstanding
          (Line 4-5+6)                                        4,204              4,189            4,310

NET INCOME PER SHARE:
8.   Net income (loss) per common shares
          (Line 3 DIVIDED BY 4)                          $    (3.02)        $    (1.28)         $   .08
9.   Fully diluted net income (loss) per common share
          (Line 3 DIVIDED BY 7)                          $    (3.02)        $    (1.28)         $   .08
